EXHIBIT 99

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline, N.E., Suite 200
Grand Rapids, MI 49525

_________________

Telephone: (616) 776-2600
Facsimile: (616) 776-2776
www.meritagehospitality.com

FOR IMMEDIATE RELEASE
Robert E. Schermer, Jr.
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE REPORTS RESULTS FOR FISCAL 2004;
PLANS SIGNIFICANT O’CHARLEY’S DEVELOPMENT IN 2005

        GRAND RAPIDS, Michigan, January 25, 2005. Meritage Hospitality Group Inc. (AMEX: MHG), the nation’s only publicly traded Wendy’s franchisee and the nation’s first O’Charley’s franchisee, today announced net sales for the fiscal year ended November 28, 2004 increased 9.9% to $53,303,000, compared to $48,513,000 last year. The Company’s net loss for the fiscal year was $489,000 or $0.15 per share, compared to net earnings of $740,000 or $0.13 per share last year.

        Meritage’s net sales for the fourth quarter ended November 28, 2004 increased 6.2% to $13,669,000, compared to $12,873,000 over the comparable period last year. Net loss for the fourth quarter was $210,000 or $0.04 per share, compared to net earnings of $425,000 or $0.08 per share during the same period last year. Last year, net earnings per share were favorably impacted by a $500,000 income tax credit in the fourth quarter related to the estimated future benefit of net operating loss carryforwards. Conversely, the Company’s earnings were negatively impacted in fiscal 2004 by higher commodity prices throughout the Wendy’s system, pre-opening and start up expenses related to the opening of our first O’Charley’s restaurant in August 2004, and prepayment charges associated with the early payoff of long-term indebtedness. Meritage paid off $1,666,000 of long-term debt and recorded deferred gains of $1,967,000 in fiscal 2004 as a result of sale-leaseback transactions.

        Commenting on the results, CEO Robert E. Schermer, Jr. stated, “2004 was a year of solid operational performance for Meritage as our Wendy’s division exceeded the average results of the Wendy’s franchise system. This performance was driven in large part by the strategic growth plan that management implemented five years ago. The objective was simple – to become the ‘best of class’ operator in the entire Wendy’s franchise system, build-out the Wendy’s restaurant market in West Michigan, and remodel and update all of our existing stores. Today, our operating metrics are among the best of any multi-unit Wendy’s operator in the upper Unites States. Our company culture is operations-focused and goal oriented. In the near term, we completed our development of Wendy’s restaurants in the West Michigan market, now operating a total of 48 restaurants – 32 of which are newly constructed and the remainder of which are older units that have been recently remodeled. As a result, our real estate asset base is one of the finest in the entire Wendy’s system.”

        On January 19, 2005, Meritage paid the previously announced cash dividend of $0.05 per share to all common shareholders of record on December 28, 2004. The Company’s Board of Directors will consider additional dividends in the future.

2005 BUSINESS OUTLOOK

        In 2005, we will continue our strategy of high growth in our core competency as we plan to open four new O’Charley’s restaurants. The equity for this expansion will be created with a combination of cash generated from our restaurant operations and cash from continuing sale-leaseback transactions of certain Wendy’s restaurant properties pursuant to our previous announcement. Income for 2005 will be negatively impacted by the early repayment of long-term indebtedness related to the sale-leaseback transactions, pre-opening expenses on the four new O’Charley’s restaurants, and expense from the adoption of the revised SFAS No. 123(R), “Share-Based Payment”, which requires the recognition of compensation expense for stock options and other stock-based awards. As a result, we expect to report a loss in the range of $0.70 to $0.90 per share for fiscal 2005 with planned sales growth of 15% to 20%. Our investment in the O’Charley’s development and the cash generation efforts that we will undertake in 2005 will establish the basis for revenue growth and earnings improvements thereafter.

        Meritage is one of the nation’s premier franchise operators. The Company is the only publicly held Wendy’s franchisee, operating 48 “Wendy’s Old Fashioned Hamburgers” restaurants throughout Western and Southern Michigan and serving more than nine million customers annually. Meritage has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchise system during the past four years. Meritage is also the nation’s first O’Charley’s franchisee giving Meritage the exclusive rights to develop O’Charley’s restaurants in the State of Michigan. Meritage opened its first O’Charley’s restaurant August 2004 in Grand Rapids, Michigan.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

        Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of the Company. Any forward-looking statement speaks only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Meritage undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

        Statements concerning expected financial performance, business strategies and action which Meritage intends to pursue to achieve its strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors, which could cause actual performance to differ materially from the forward-looking statements. These include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and eating habits; concerns about the nutritional quality of our restaurant menu items; concerns about consumption of beef or other menu items due to diseases including E. coli, hepatitis, and mad cow; promotions and price discounting by competitors; severe weather; changes in travel patterns; road construction; demographic trends; the cost of food, labor and energy; the availability and cost of suitable restaurant sites; delays in scheduled restaurant openings; the ability to finance expansion; interest rates; insurance costs; the availability of adequate managers and hourly-paid employees; directives issued by the franchisor regarding operations and menu pricing; the general reputation of Meritage’s and its franchisors’ restaurants; legal claims; and the recurring need for renovation and capital improvements. In addition, Meritage’s expansion into the casual dining restaurant segment as a franchisee of O’Charley’s will subject Meritage to additional risks including, without limitation, unanticipated expenses or difficulties in securing market acceptance of the O’Charley’s restaurant brand, the ability of our management and infrastructure to successfully implement the O’Charley’s development plan in Michigan, and our limited experience in the casual dining segment. Also, Meritage is subject to extensive government regulations relating to, among other things, zoning, public health, sanitation, alcoholic beverage control, environment, food preparation, minimum and overtime wages and tips, employment of minors, citizenship requirements, working conditions, and the operation of its restaurants. Because Meritage’s operations are concentrated in certain areas of Michigan, a marked decline in Michigan’s economy, or in the local economies where our restaurants are located, could adversely affect our operations.

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Income
For the Years Ended November 28, 2004 and November 30, 2003
(Unaudited)

	2004	2003
Food and beverage revenue	$53,302,657	$48,513,456

Costs and expenses
Cost of food and beverages	14,661,710	12,272,050
Operating expenses	30,925,213	28,606,742
General and administrative expenses	3,526,312	2,819,095
Depreciation and amortization	2,792,259	2,985,929

Total costs and expenses	51,905,494	46,683,816

Earnings from operations	1,397,163	1,829,640

Other income (expense)
Interest expense	(2,603,041)	(2,388,080)
Debt extinguishment charges	(180,181)	--
Interest income	36,840	28,192
Other income, net	4,400	19,990
Gain on sale of non-operating property	721,829	750,716

Total other expense	(2,020,153)	(1,589,182)

(Loss) earnings before income taxes	(622,990)	240,458

Income tax benefit	134,000	500,000

Net (loss) earnings	(488,990)	740,458

Preferred stock dividends	326,568	26,568

Net (loss) earnings on common shares	$(815,558)	$713,890

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Income
For the Fourth Quarters Ended November 28, 2004 and November 30, 2003
(Unaudited)

	2004	2003
Food and beverage revenue	$13,669,389	$12,872,659

Costs and expenses
Cost of food and beverages	3,884,975	3,438,764
Operating expenses	8,055,875	7,310,055
General and administrative expenses	1,000,442	666,261
Depreciation and amortization	739,363	934,856

Total costs and expenses	13,680,655	12,349,936

(Loss) earnings from operations	(11,266)	522,723

Other income (expense)
Interest expense	(642,490)	(602,838)
Debt extinguishment charges	(180,181)	--
Interest income	13,621	83
Other income	--	5,431
Gain on sale of non-operating assets	585,029	--

Total other expense	(224,021)	(597,324)

Loss before income taxes	(235,287)	(74,601)
Income tax benefit	25,500	500,000

Net (loss) earnings	(209,787)	425,399

Preferred stock dividends	--	6,642

Net (loss) earnings on common shares	$(209,787)	$418,757